Exhibit 99.1

September 8, 2026

STAAR Surgical Names Former CEO David Bailey as Chief Commercial Officer

The architect of STAAR's global refractive transformation returns to lead STAAR's next commercial chapter as EVO ICL outpaces a declining laser refractive market

LAKE FOREST, Calif.--(BUSINESS WIRE) -- STAAR Surgical Company ("STAAR" or the "Company") (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced the appointment of David Bailey as Chief Commercial Officer. Mr. Bailey will join STAAR's executive committee and report to Warren Foust, President and Chief Executive Officer.

"David Bailey doesn't just know STAAR — he helped change the trajectory of the entire phakic IOL category," said Mr. Foust. "As our former President and CEO, he launched commercialization of the ICL across Asia and championed development of the central port, the innovation that eliminated the need for a peripheral iridotomy and removed the single greatest barrier to phakic IOL adoption. These decisions helped set in motion what we are seeing today: EVO ICL gaining share from laser procedures, which are now stagnating or declining globally. David understands better than almost anyone what STAAR's technology is capable of, and what it will take to realize its full commercial potential. His return significantly strengthens our ability to execute on one of our three core strategic pillars: Revenue Growth – and to accelerate the innovation roadmap that will further widen our advantages over laser-based alternatives.”

Mr. Bailey served as President and Chief Executive Officer of STAAR Surgical from 2001 to 2008 and as President of International Operations from 2008 to 2011. When he assumed the role, STAAR had a broad portfolio but limited commercial reach. Over the following decade, he raised more than $60 million, directed the commercial pivot toward phakic IOL-based refractive surgery, secured landmark FDA approval of the ICL in 2005, and directed commercial launches in China, South Korea, and across Asia. He also successfully acquired STAAR's longstanding Canon joint venture in Japan, securing exclusive control of STAAR's patents and proprietary technology worldwide. By the end of his tenure in 2011, international revenues represented 74% of STAAR's global total and ICL revenues stood at approximately $32 million. Today, that figure has grown more than tenfold — a trajectory that reflects the ICL's enduring commercial momentum and provides important context for the growth opportunity STAAR is once again positioned to capture.

"The opportunity in front of STAAR is as compelling as any I've seen in this industry," said Mr. Bailey. "EVO ICL offers something laser procedures simply cannot — a removable, reversible solution that preserves the natural cornea, addresses a broad spectrum of myopia and astigmatism, and sets the standard for outstanding outcomes. Laser refractive volumes are declining in every major market, and lens-based surgery is gaining ground wherever surgeons and patients understand the alternative.

What makes this opportunity durable is the material at its core. Collamer is a one-of-a-kind biocompatible platform that competitors have spent decades attempting to replicate. No one has succeeded. That proprietary foundation gives EVO ICL barriers to competition that are rare in this industry, and it is precisely why the value creation opportunity ahead remains as significant as it does.

The growth runway ahead is remarkable — not only in established markets like China, Japan, and the U.S., but across the large and largely untapped populations of South and Southeast Asia, South America, and Africa. And we are not standing still; our innovation roadmap has two clear objectives: first, to further expand our clinical and technical advantages over laser technologies that are, by comparison, largely static; and second, to open entirely new markets and patient populations that ICL has not yet fully reached. Both are sizeable growth drivers, and both are well underway. I'm coming back to STAAR because I believe we are at an inflection point — and that EVO ICL, powered by Collamer, is positioned to become the undisputed standard of care in refractive surgery."

Mr. Bailey brings more than 30 years of executive, operating, board, and strategic advisory experience in ophthalmology and medical technology across the United States, Europe, and Asia. Following his STAAR tenure, he served as CEO of Sensimed, a Swiss glaucoma diagnostics company, and as CEO of Medicem's U.S. women's health business. He is the Founder and President of DB Consulting, a Switzerland-based strategic advisory firm. Earlier in his career, he held senior leadership roles at CIBA Vision, Bausch & Lomb, Chiron Vision, and Johnson & Johnson's IOLAB division.

Mr. Bailey will join other STAAR executives and leaders at the upcoming 44th Congress of the ESCRS in London from September 11–15, 2026, where the Company will engage with ophthalmic surgeons and industry leaders from around the world.

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for over 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICLs are clinically proven to deliver safe long-term vision correction without removing corneal tissue or the eye's natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 4 million ICLs in over 85 countries. Headquartered in Lake Forest, California, the Company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.discoverICL.com. To learn more about STAAR, visit www.staar.com.

We intend to use our website as a means of disclosing material non-public information about the Company and for complying with Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections at investors.staar.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the Email Alerts section at investors.staar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this press release that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: our ability to grow and generate profit; our reliance on independent distributors in international markets; a slowdown or disruption to the Chinese economy; global economic and geopolitical conditions; disruptions in our supply chain; fluctuations in foreign currency exchange rates; international trade disputes (including involving tariffs) and substantial dependence on demand from Asia; changes in effective tax rate or tax laws; any loss of use of our principal manufacturing facility; competition; potential losses due to product liability claims; our exposure to environmental liability; data corruption, cyber-based attacks or network security breaches and/or noncompliance with data protection and privacy regulations; acquisitions of new technologies; climate changes; the willingness of surgeons and patients to adopt a new or improved product and procedure; extensive clinical trials and resources devoted to research and development; compliance with government regulations; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; laws pertaining to healthcare fraud and abuse; changes in FDA or international regulations related to product approval; product recalls or failures; and other important factors set forth in the Company’s Annual Report on Form 10-K for the year ended January 2, 2026 under the caption “Risk Factors,” which is filed with the Securities and Exchange Commission (the “SEC”) and available in the

“Investor Information” section of the Company’s website under the heading “SEC Filings,” as any such factors may be updated from time to time in the Company’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor/Media Contact:

ir@staar.com

Connie Johnson

cjohnson@staar.com

(626) 303-7902 (ext. 2207)